Exhibit to Item 77O

Transactions Effected Pursuant to Rule 10f-3

RBC FUNDS TRUST:
Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period April 1, 2014 through September
30, 2014 in accordance with the Trust's Rule 10f-3
Procedures.

RBC Ultra-Short Fixed Income Fund

ISSUER: Santander Drive Auto Receivables Trust 2014-3
Trade Date: 6/11/14
Part of a registered public offering (asset backed notes)
Selling Broker: Wells Fargo Securities, LLC  and J.P.
Morgan Securities, LLC
Selling Syndicate Members: RBC Capital Markets, LLC, BofA
Merrill Lynch, Barclays Capital Inc. and Santander
Securities Inc.
Amount Purchased:  $250,000
Purchase Price: $99.98072/share
% of Issue: 0.78%

ISSUER: AmeriCredit Automobile Receivables Trust 2014-2
Class B
Trade Date: 6/03/14
Part of a registered public offering (asset backed notes)
Selling Broker: Deutsche Bank Securities Inc.
Selling Syndicate Members: RBC Capital Markets, LLC, Wells
Fargo Securities, LLC and BofA Merrill Lynch, Deutsche Bank
Securities Inc.
Amount Purchased:  $150,000
Purchase Price: $99.99228/share
% of Issue: 0.01%

ISSUER: Enterprise Fleet Financing, LLC
Trade Date: 8/06/14
Part of an eligible Rule 144A offering (asset backed notes)
Selling Broker: J.P. Morgan Securities, LLC
Selling Syndicate Members: MUFG, RBC Capital Markets, LLC,
Wells Fargo Securities, LLC, J.P. Morgan Securities, LLC,
RBS, BofA Merrill Lynch and PNC Capital Markets LLC
Amount Purchased:  $250,000
Purchase Price: $99.9839/share
% of Issue: 0.61%



ISSUER: Synchrony Financial
Trade Date: 8/06/14
Part of a registered public offering (asset backed notes)
Selling Broker: J.P. Morgan Securities, LLC
Selling Syndicate Members: Barclays Capital Inc., BofA
Merrill Lynch, Citigroup, Credit Suisse Securities LLC,
Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P.
Morgan Stanley & Co., BNP PARIBAS, HSBC, Mizuho Securities,
MUFG, RBC Capital Markets, LLC., RBS, Santander, SMBC
Nikko, Societe Generale, Banca IMI, BBVA, Blaylock Beal
Van, LLC, CastleOak Securities, L.P., COMMERZBANK, Credit
Agricole CIB, Fifth Third Securities, ING Lebenthal Capital
Markets, Loop Capital Markets, Mischler Financial Group,
Inc., Ramirez & Co., Inc., The Williams Capital Group, L.P.
Amount Purchased:  $150,000
Purchase Price: 99.913% /share
% of Issue: 0.89%


RBC Short Duration Fixed Income Fund

ISSUER: Santander Drive Auto Receivables Trust 2014-3
Trade Date: 6/11/14
Part of a registered public offering (asset backed notes)
Selling Broker: Wells Fargo Securities, LLC and J.P. Morgan
Securities, LLC
Selling Syndicate Members: RBC Capital Markets, LLC, BofA
Merrill Lynch, Barclays Capital Inc. and Santander
Securities Inc.
Amount Purchased:  $250,000
Purchase Price: $99.98072/share
% of Issue: 0.78%

ISSUER: AmeriCredit Automobile Receivables Trust 2014-2
Class B
Trade Date: 6/03/14
Part of a registered public offering (asset backed notes)
Selling Broker: Deutsche Bank Securities Inc.
Selling Syndicate Members: RBC Capital Markets, LLC, Wells
Fargo Securities, LLC and BofA Merrill Lynch, Deutsche Bank
Securities Inc.
Amount Purchased:  $150,000
Purchase Price: $99.99228/share
% of Issue: 0.01%

ISSUER: Synchrony Financial
Trade Date: 8/06/14
Part of a registered public offering (unsecured senior
notes)
Selling Broker: J.P. Morgan Securities, LLC
Selling Syndicate Members: Barclays Capital Inc., BofA
Merrill Lynch, Citigroup, Credit Suisse Securities LLC,
Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P.
Morgan Stanley & Co., BNP PARIBAS, HSBC, Mizuho Securities,
MUFG, RBC Capital Markets, LLC., RBS, Santander, SMBC
Nikko, Societe Generale, Banca IMI, BBVA, Blaylock Beal
Van, LLC, CastleOak Securities, L.P., COMMERZBANK, Credit
Agricole CIB, Fifth Third Securities, ING Lebenthal Capital
Markets, Loop Capital Markets, Mischler Financial Group,
Inc., Ramirez & Co., Inc., The Williams Capital Group, L.P.
Amount Purchased:  $150,000
Purchase Price: 99.764% /share
% of Issue: 0.89%